SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 6, 2007

                        First Clover Leaf Financial Corp.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)

            Maryland                      0-50820                20-4797391
-----------------------------      ----------------------      -------------
(State or other jurisdiction       (Commission File No.)       (IRS Employer
of incorporation)                                           Identification No.)



6814 Goshen Road, Edwardsville, Illinois                         62025
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(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code:  (618) 656-6122


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))




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Item 5.02   Departure of Directors or Principal Officers; Election of Directors;
            Appointment of Certain Officers; Compensatory Arrangements of
            Certain Officers

     This amended Form 8-K is filed to reflect the correct date of the event being reported.

     On February 6, 2007, First Clover Leaf Financial Corp. (the "Company") and its wholly owned subsidiary savings bank, First Clover Leaf Bank (the "Bank"), entered into employment agreements with Lisa M. Fowler, Senior Vice President - Chief Lending Officer and Darlene F. McDonald, Senior Vice President and Chief Financial Officer of the Company and the Bank.

     The employment agreements each have a term of 12 months. On each anniversary date, the agreements may be extended for an additional 12 months so that the remaining term is 12 months. Under the agreements, the base salary for Ms. McDonald is $91,000 and for Ms. Fowler is $94,000. The base salary may be increased but not decreased. In addition to the base salary, the agreements provide for participation in retirement plans and other employee and fringe benefits applicable to executive personnel. The agreements may be terminated by the Bank or the Company for cause at any time.

     Under each agreement, if the executive's employment is terminated for any reason other than cause, death, disability, retirement or in connection with a change in control, the Bank or the Company will be obligated to pay the executive the value of her base salary, bonus and benefits for 12 months. If the executive's employment is terminated in connection with a change in control, the Bank or the Company will be obligated to pay the terminated executive the value of her base salary, bonus and benefits for 18 months. In the event of the executive's disability for a period of six months, the Bank may terminate the agreement provided that the Bank will be obligated to pay her base salary for the remainder of the term of the agreement, reduced by any disability benefits paid to the executive pursuant to any disability insurance program maintained by the Bank. In the event of the executive's death during the term of the agreement, the Bank will pay her base salary to her named beneficiaries for the remaining term of the agreement. In the event of the executive's retirement, no amounts or benefits are due the executive under the agreement; however, the executive will be entitled to all benefits under any Bank retirement plan. Each agreement provides that, following termination of the executive's employment for reasons other than disability, change in control, or non-renewal of the agreement, the executive will not solicit the Bank's employees or customers for a period of two years.

     Each agreement provides for indemnification of the executive to the fullest extent permitted by applicable law in connection with her service as an officer of the Bank.

     Each agreement provides that disputes between the Bank and the executive related to the agreement will be settled exclusively by binding arbitration.

     The employment agreements will be filed as Exhibits to the Company's Form 10-KSB for the year ended December 31, 2006.

Item 9.01    Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Not Applicable.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       FIRST CLOVER LEAF FINANCIAL CORP.


DATE:  February 12, 2007               By: /s/ Dennis M. Terry
                                           ----------------------------------
                                           Dennis M. Terry
                                           President and Chief Executive Officer